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                                                        Exhibit 4(b)
                     MODIFICATION OF INDENTURE


     This Modification of Indenture, dated March 30, 1995, by and among Columbus Bank and Trust Company, a bank and trust company organized under the laws of the State of Georgia (the "Prior Trustee"), whose corporate trust offices are located in Columbus, Georgia; Synovus Trust Company, a trust company organized under the laws of the State of Georgia (the "Successor Trustee"), whose corporate trust offices are located in Columbus, Georgia; and 1st Franklin Financial Corporation, a Georgia corporation (the "Company");

                            WITNESSETH:

     WHEREAS, the Company and the predecessor to the Prior Trustee entered into an Indenture dated as of October 31, 1984 (the
"Indenture"), pursuant to which the Company has issued and proposes to issue Variable Rate Subordinated Debentures (the "Debentures"); and,

     WHEREAS, the Successor Trustee is an "Affiliated Trust Company" of the Prior Trustee within the meaning of the Georgia Affiliate
Transfer Act, O.C.G.A. Section 7-1-320 ff (the "Act"); and,

     WHEREAS, the Prior Trustee has effected an "Affiliate Transfer," as defined in the Act, to the Successor Trustee, pursuant to which the Successor Trustee has succeeded to all of the rights, powers, privileges, appointments, accounts and designations of the Prior Trustee regarding its obligations pursuant to the Indenture; and,

     WHEREAS, the Prior Trustee has expressly agreed to remain liable and responsible to beneficiaries of the Indenture and the Company with respect to all actions of the Successor Trustee as if performed by the Prior Trustee itself; and,

     WHEREAS, the Company wishes to consent to the designation of the Successor Trustee; and,

     WHEREAS, the Company and the Successor Trustee desire to amend the Indenture in connection therewith;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE 1.

                          AMENDMENT OF INDENTURE

     Section 1.1  Amendment of Indenture.  Pursuant to Section
9.01(4) of the Indenture, the sixth paragraph of Section 11.10 of the Indenture, which provides as follows:

          The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published Annual Report of Condition is hereby deleted in its entirety, and in lieu thereof the following new sixth paragraph of Section 11.10 of the Indenture is hereby adopted:

          The Trustee:

          (a) shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published Annual Report of Condition, or

          (b) shall always have a combined capital and surplus of at least $3,000,000 as set forth in its most recent published Annual Report of Condition, be the transferee of an Affiliate Transfer effected pursuant to the Georgia Affiliate Transfer Act, O.C.G.A.
               Section 7-1-320 ff, in which the transferor of such Affiliate Transfer:

               (i)  shall agree with the  Company that such
                    transferor shall remain liable and responsible to the Company and the Holders with respect to all actions or omissions of the transferee as if performed by the transferor, and

               (ii) shall have a combined capital and surplus of at
                    least $10,000,000, and

               (iii)     shall always remain an affiliate (as
                         defined in O.C.G.A.  7-1-320(2)) of the
                         Trustee.

                                ARTICLE 2.

                       CONSENT TO SUCCESSOR TRUSTEE

     Section 2.1 Consent. The Company hereby consents to the designation of the Successor Trustee to serve as Successor Trustee under the Indenture with all authority, rights and powers which are vested in, and all duties and obligations which are binding on, the Trustee under the Indenture, effective as of January 3, 1995
(the "Effective Time"). As used herein, "Business Day" means the day on which the Successor Trustee is not required or authorized to remain closed under applicable financial institutions regulations.

     Section 2.2 Acceptance. The Successor Trustee hereby confirms its appointment as Trustee under the Indenture pursuant to Section
7.08 of the Indenture, effective as of the Effective Time, and pursuant to the Affiliate Transfer from the Prior Trustee, and accepts the authority, rights, powers, trusts, immunities, duties and obligations as Trustee under the Indenture, and hereby agrees to perform such authority, rights, powers, trusts, immunities, duties and obligations upon the terms and conditions set forth in the Indenture.

     Section 2.3 Further Assurances. The Prior Trustee hereby agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of transfer and such further assurances to do such other things as may reasonably be required to vest and confirm more fully and certainly in the Successor Trustee all the property, rights, powers, duties, trusts, immunities and obligations of the Prior Trustee as Trustee under the Indenture.


                                ARTICLE 3.

                        ASSURANCES BY PRIOR TRUSTEE

     Section 3.1 Assurance by Prior Trustee. The Prior Trustee hereby expressly agrees (i) that nothing contained herein shall relieve the Prior Trustee of any liability with respect to any of its acts and doings as fiduciary, and (ii) that it shall remain liable and responsible to the Company and all Holders with respect to all actions of the Successor Trustee as if performed by the Prior Trustee itself. The assurances given herein shall continue in full force and effect for so long as the Successor Trustee is Trustee hereunder and remains an affiliated trust company of the Prior Trustee, as defined pursuant to O.C.G.A. Section 7-1-320(2).

                                ARTICLE 4.

            REPRESENTATIONS AND WARRANTIES OF SUCCESSOR TRUSTEE

     Section 4.1  Representations and Warranties of the Successor
Trustee.  The Successor Trustee hereby represents and warrants that:

     (a) The Successor Trustee is a trust company validly organized, existing and doing business under the laws of the State of Georgia, and authorized under such laws to exercise corporate trust powers; and,

     (b) The Successor Trustee has a combined capital and surplus of at least $3,000,000 as set forth in its most recent published Annual Report of Condition and is the transferee of an Affiliate Transfer effected pursuant to the Georgia Affiliate Transfer Act, O.C.G.A. Section 7-1-320 ff, in which the Prior Trustee, as the transferor of such Affiliate Transfer, has herein agreed with the Company that such transferor shall remain liable and responsible to the Company and the Holders with respect to all actions of the Successor Trustee as if performed by the Prior Trustee itself.



                                ARTICLE 5.

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 5.1 Representations and Warranties of the Company. The Company hereby represents and warrants that:

     (a) The Company is a corporation validly incorporated and existing under the laws of the State of Georgia;

     (b) the Indenture was validly and lawfully executed and delivered by the Company, and the outstanding Debentures were validly issued by the Company;

     (c) No default or Event of Default or, to the best of its knowledge, any event which with notice or the passage of time or both would constitute an Event of Default under the Indenture, has occurred and is continuing as of the date hereof;

     (d) A Registration Statement under the Securities Act of 1933, as amended, is in effect with respect to the public offering of the Debentures.

                                ARTICLE 6.

                               MISCELLANEOUS

     Section 6.1 Filings. The Prior Trustee and the Successor Trustee each agrees to cooperate with the Company in its preparation and filing of documents with the Securities and Exchange Commission and any applicable state securities authorities, as deemed appropriate by the Company, in connection with this Agreement and the transactions contemplated thereby.

     Section 6.2 Definitions. Terms not otherwise defined in this Agreement shall have the meanings given thereto in the Indenture.

     Section 6.3 Compensation. The Company agrees to pay to the Successor Trustee reasonable compensation for the services it provides as Successor Trustee and in such other capacities as to which it may be appointed with respect to the Debentures. The Company and the Successor Trustee may, from time to time, enter into agreements specifying the amount, or containing provisions for determining the amount, of compensation payable to the Successor Trustee.

     Section 6.4  Notices.  Pursuant to Section 11.02 of the
Indenture, the Successor Trustee hereby designates the address set forth below for any notices or communications to be given to the Successor Trustee:

                    Synovus Trust Company
                    Post Office Box 120
                    Columbus, Georgia  31902-0120
                    Attn:  Corporate Trust Department

               The Prior Trustee hereby undertakes and covenants to promptly forward to the Successor Trustee any materials or communications intended for the Trustee under the Indenture which are received by the Prior Trustee after the Effective Time.

     Section 6.5 Counterparts. This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute one and the same instrument.

     Section 6.6 Preservation of Rights. Except as expressly provided herein, nothing contained in this Agreement shall in any way affect the obligations or rights of the Company, the Prior Trustee, the Successor Trustee, or any Debenture holder under the Indenture.

     Section 6.7 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Prior Trustee, the Successor Trustee, the Company, and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              1ST FRANKLIN FINANCIAL CORPORATION

                              By:      A. Roger Guimond
                                       ----------------------
                              Title:   Vice President and CFO

[SEAL]

Attest:

Name:     Judy O. Sheriff
          -------------------
Title:    Assistant Secretary


                              COLUMBUS BANK AND TRUST COMPANY

                              By:      Alice H. Stagg
                                       --------------
                              Title:   Vice President

[SEAL]

Attest:

Name:     Trisha H. Greer
          ------------------------
Title:    Assistant Vice President


                              SYNOVUS TRUST COMPANY

                              By:       Alice H. Stagg
                                        --------------
                              Title:    Vice President
[SEAL]

Attest:

Name:     Trisha H. Greer
          ------------------------
Title:    Assistant Vice President
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